Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	FOR RELEASE: October 25, 2004

KILROY REALTY CORPORATION REPORTS

THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES, October 25, 2004 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2004, with net income of $10.4 million, or $0.36 per share, compared to $20.0 million, or $0.72 per share, in the third quarter of 2003. Revenues from continuing operations totaled $55.0 million, compared to $68.8 million in the year-earlier period. Funds from operations (FFO) in the third quarter totaled $20.2 million, or $0.62 per share, compared to $37.5 million, or $1.17 per share, in the third quarter of 2003.

For the first nine months of 2004, KRC reported net income of $24.2 million, or $0.85 per share, compared to $44.3 million, or $1.61 per share, in the first nine months of 2003. Revenues from continuing operations in the nine-month period totaled $163.4 million, compared to $169.9 million in the same period of 2003. The company’s funds from operations in the first nine months of 2004 totaled $64.5 million, or $1.99 per share, compared to $88.7 million, or $2.79 per share, in the same period of 2003.

All per-share amounts in this report are presented on a diluted basis.

KRC’s financial results also included $0.8 million and $15.4 million in the third quarter of 2004 and 2003, respectively, and $0.8 million and $17.9 million for the first nine months of 2004 and 2003, respectively, as part of a $21.3 million settlement reached with Peregrine Systems, Inc. over claims arising from its bankruptcy filing in September 2002.

Excluding these payments, KRC’s 2004 third quarter funds from operations would have been $19.4 million and its 2003 third quarter funds from operations would have been $22.1 million. For the first nine months of 2004, its funds from operations would have been $63.8 million and for the first nine months of 2003, its funds from operations would have been $70.8 million.

“Led by solid results in our office properties, successful leasing efforts at KRC during the third quarter have increased occupancy in our stabilized portfolio to 93%,” said John B. Kilroy, Jr., the company’s president and CEO.

KRC maintains an active committed development and redevelopment program in the Southern California commercial real estate market that currently includes two buildings under construction totaling approximately 103,000 square feet and two buildings in lease-up totaling approximately 310,000 square feet. This committed pipeline represents a total estimated investment of approximately $107 million, of which $71 million has been spent to date.

Earnings guidance for 2004 will be discussed by KRC management during the company’s October 26, 2004, earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 800-915-4836. A replay of the conference call will be available via telephone through November 3, 2004, at 800-428-6051, reservation #363263, or via the internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; fluctuations in the company’s share price and the resulting impact on general and administrative costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At September 30, 2004, the company owned 7.4 million square feet of commercial office space and 4.6 million square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Revenues from continuing operations	$55,045	$68,783	$163,372	$169,852
Revenues including discontinued operations	$55,412	$70,062	$165,758	$175,519
Net income available to common stockholders (1)	$10,357	$20,039	$24,194	$44,325
Weighted average common shares outstanding - basic	28,271	27,584	28,203	27,387
Weighted average common shares outstanding - diluted	28,440	27,801	28,369	27,593
Net income per share of common stock - basic	$0.37	$0.73	$0.86	$1.62
Net income per share of common stock - diluted	$0.36	$0.72	$0.85	$1.61
Funds From Operations (2) (3)	$20,185	$37,473	$64,524	$88,684
Weighted average common shares/units outstanding - basic (4)	32,327	31,799	32,304	31,609
Weighted average common shares/units outstanding - diluted (4)	32,495	32,015	32,469	31,816
Funds From Operations per common share/unit - basic (4)	$0.62	$1.18	$2.00	$2.81
Funds From Operations per common share/unit - diluted (4)	$0.62	$1.17	$1.99	$2.79
Common shares outstanding at end of period			28,528	28,029
Common partnership units outstanding at end of period			3,990	4,214

Total common shares and units outstanding at end of period			32,518	32,243

			September 30, 2004	September 30, 2003
Stabilized portfolio occupancy rates:
Los Angeles			84.8%	81.0%
Orange County			96.6%	94.5%
San Diego			96.4%	91.5%
Other			93.7%	95.9%

Weighted average total			93.1%	89.8%
Total square feet of stabilized properties owned at end of period:
Office			7,393	7,318
Industrial			4,601	4,877

Total			11,994	12,195

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations is included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2004	December 31, 2003
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$288,861	$289,730
Buildings and improvements, net	1,357,626	1,305,145
Undeveloped land and construction in progress, net	84,218	131,411

Total real estate held for investment	1,730,705	1,726,286
Accumulated depreciation and amortization	(353,025)	(321,372)

Total real estate assets, net	1,377,680	1,404,914
Cash and cash equivalents	3,652	9,892
Restricted cash	1,283	8,558
Current receivables, net	4,190	4,919
Deferred rent receivables, net	43,956	36,804
Deferred leasing costs, net	39,420	36,651
Deferred financing costs, net	3,190	3,657
Prepaid expenses and other assets	6,008	7,240

TOTAL ASSETS	$1,479,379	$1,512,635

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$494,932	$526,048
Unsecured senior notes	144,000
Unsecured line of credit	92,000	235,000
Accounts payable, accrued expenses and other liabilities	52,889	41,147
Accrued distributions	16,498	16,369
Rents received in advance, tenant security deposits and deferred revenue	19,974	20,904

Total liabilities	820,293	839,468

MINORITY INTERESTS:
7.450% Series A Cumulative Redeemable Preferred unitholders	73,638	73,716
9.250% Series D Cumulative Redeemable Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	61,782	66,502

Total minority interests	179,741	184,539

STOCKHOLDERS’ EQUITY:
7.800% Series E Cumulative Redeemable Preferred stock	38,425	38,437
Common stock	286	282
Additional paid-in capital	515,086	508,568
Deferred compensation	(1,929)	(852)
Distributions in excess of earnings	(71,456)	(53,449)
Accumulated net other comprehensive loss	(1,067)	(4,358)

Total stockholders’ equity	479,345	488,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,479,379	$1,512,635

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
REVENUES:
Rental income	$50,501	$45,870	$147,127	$131,695
Tenant reimbursements	4,817	4,472	15,370	14,845
Other property income	(273)	18,441	875	23,312

Total revenues	55,045	68,783	163,372	169,852

EXPENSES:
Property expenses	8,620	7,738	25,904	23,261
Real estate taxes	4,423	3,869	12,631	11,197
Provision for bad debts	(524)	2,749	116	1,662
Ground leases	334	326	996	970
General and administrative expenses	9,399	5,089	22,342	13,231
Interest expense	9,540	8,869	27,898	24,143
Depreciation and amortization	14,832	14,299	43,317	40,685

Total expenses	46,624	42,939	133,204	115,149

OTHER INCOME:
Interest and other income	77	36	462	130

Total other income	77	36	462	130

Income from continuing operations before minority interests	8,498	25,880	30,630	54,833
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(2,437)	(3,375)	(7,396)	(10,125)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(564)	(2,983)	(2,642)	(5,947)

Total minority interests	(3,001)	(6,358)	(10,038)	(16,072)

Income from continuing operations	5,497	19,522	20,592	38,761
Discontinued operations:
Revenues from discontinued operations	367	1,279	2,386	5,667
Expenses from discontinued operations	(117)	(638)	(989)	(2,891)
Net gain (loss) on disposition of discontinued operations	6,212	(48)	6,148	3,642
Impairment loss on property held for sale			(726)
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(817)	(76)	(862)	(854)

Total income from discontinued operations	5,645	517	5,957	5,564

Net income	11,142	20,039	26,549	44,325
Preferred dividends	(785)		(2,355)

Net income available for common shareholders	$10,357	$20,039	$24,194	$44,325

Weighted average shares outstanding - basic	28,271	27,584	28,203	27,387
Weighted average shares outstanding - diluted	28,440	27,801	28,369	27,593
Net Income per common share - basic	$0.37	$0.73	$0.86	$1.62

Net Income per common share - diluted	$0.36	$0.72	$0.85	$1.61

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Net income available for common shareholders	$10,357	$20,039	$24,194	$44,325
Adjustments:
Minority interest in earnings of Operating Partnership	1,381	3,059	3,504	6,801
Depreciation and amortization	14,659	14,327	42,974	41,200
Net (gain) loss on dispositions of operating properties	(6,212)	48	(6,148)	(3,642)

Funds From Operations (1) (2)	$20,185	$37,473	$64,524	$88,684

Weighted average common shares/units outstanding - basic	32,327	31,799	32,304	31,609
Weighted average common shares/units outstanding - diluted	32,495	32,015	32,469	31,816
Funds From Operations per common share/unit - basic	$0.62	$1.18	$2.00	$2.81

Funds From Operations per common share/unit - diluted	$0.62	$1.17	$1.99	$2.79

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company's operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.